UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2023 (March 31, 2023)

HNI Corporation

(Exact Name of Registrant as Specified in its Charter)
Iowa	001-14225	42-0617510
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
600 East Second Street
P. O. Box 1109
Muscatine, Iowa 52761-0071
(Address of principal executive offices)
(Zip Code)

(563) 272-7400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HNI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Term Loan Credit Agreement

On March 31, 2023, HNI Corporation (the "Company") entered into a Term Loan Credit Agreement, by and among the Company, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent, U.S. Bank National Association, as syndication agent, and Wells Fargo Bank, National Association and U.S. Bank National Association as joint lead arrangers and joint lead bookrunners (the "Term Loan Credit Agreement"). The Term Loan Credit Agreement provides for an unsecured delayed draw term loan facility in the aggregate principal amount of $280.0 million (the “Term Loan Facility”, and the loans thereunder, the “Term Loans”).

Subject to the satisfaction of certain limited conditions, the loans under the Term Loan Credit Agreement may be borrowed and the proceeds used by the Company solely for the consummation of the proposed merger (the “Acquisition”) of Ozark Merger Sub, Inc., a subsidiary of the Company (“Merger Sub”), with and into Kimball International, Inc. (the “Target”), pursuant to the Agreement and Plan of Merger, dated as of March 7, 2023, by and among the Company, Merger Sub and the Target (including all schedules and exhibits thereto, the “Acquisition Agreement”), including the payment of a portion of the consideration for the Acquisition, the repayment of indebtedness of the Target and the payment of fees, costs, commissions and expenses in connection with the foregoing.

The commitments under the Term Loan Credit Agreement terminate on the earliest to occur of: (a) the date on which the Term Loans are made, (b) the termination or expiration of the Acquisition Agreement prior to the closing of the Acquisition, (c) the date on which the Acquisition is consummated without the making of the Term Loans and (d) 5:00 p.m., Eastern time, on the fifth (5th) Business Day following the “Termination Date” (as defined in the Acquisition Agreement as in effect as of March 7, 2023 and determined after giving effect to extensions thereto as set forth in the Acquisition Agreement as in effect on such date) (such earliest date, the “Commitment Termination Date”).

The principal amount of the Term Loans, together with accrued and unpaid interest thereon, will be due and payable on the fifth anniversary of the funding date of the Term Loans. The Company is required to repay the Term Loans in quarterly installments equal to (i) from the effective date of the Term Loan Credit Agreement through the quarter ending March 31, 2024, 0% of the original principal amount of the Term Loans, (ii) from the quarter ending June 30, 2024 through the quarter ending March 31, 2025, 5.0% of the original principal amount of the Term Loans, (iii) from the quarter ending June 30, 2025 through the quarter ending March 31, 2026, 5.0% of the original principal amount of the Term Loans, (iv) from the quarter ending June 30, 2026 through the quarter ending March 31, 2027, 7.5% of the original principal amount of the Term Loans and (v) from the quarter ending June 30, 2027 and thereafter, 10.0% of the original principal amount of the Term Loans, with the remaining principal amount and accrued and unpaid interest being due and payable on the fifth anniversary of the funding date of the Term Loans.

The Term Loans may be prepaid by the Company at any time in whole or in part, subject to certain minimum thresholds, without penalty or premium, subject to customary breakage costs for certain types of loans.

The Company is obligated to pay customary closing fees, arrangement fees and administration fees for a credit facility of this size and type. In addition, the Company is required to pay a ticking fee at a rate of between 0.125% and 0.250% per annum (which shall be increased by 0.10% per annum if the termination date set forth in the Acquisition Agreement is extended in accordance with the terms thereof), as determined based on the Company's leverage ratio at such time, on the average daily unused amount of the commitments under the Term Loan Facility during the period from and including March 31, 2023 until the date of Commitment Termination Date.

Borrowings under the Term Loan Credit Agreement will bear interest, at the Company's option, at either: (a) the alternate base rate, which is defined as a fluctuating rate per annum equal to the greatest of (i) the prime rate then in effect, (ii) the federal funds rate then in effect, plus 0.50% per annum, and (iii) an adjusted term SOFR rate determined on the basis of a one-month interest period, plus 1.00%, in each case, plus a margin of between 0.125% and 0.875%; and (b) an adjusted term SOFR rate (based on one, three or six month interest periods), plus a margin of between 1.125% and 1.875%. The applicable margin in each case is determined based on the Company's leverage ratio at such time. Interest is payable quarterly in arrears with respect to borrowings bearing interest at the alternate base rate or on the last day of an interest period, but at least every three months, with respect to borrowings bearing interest at the term SOFR rate.

The Term Loan Credit Agreement contains various customary representations and warranties by the Company, which include customary materiality, material adverse effect and knowledge qualifiers. The Term Loan Credit Agreement contains customary affirmative and negative covenants including, among other requirements, limitations on indebtedness, liens, nature of business, mergers, sale of assets and indebtedness of subsidiaries, advances, investments and loans, transactions with affiliates, fiscal year, organizational documents, limitations restricted actions and negative pledges. Further, the Term Loan Credit Agreement contains financial covenants that require the maintenance of a maximum leverage ratio and a minimum interest coverage ratio.

The Term Loan Credit Agreement contains events of default that include, among others, non-payment of principal, interest or fees, breach of covenants, inaccuracy of representations and warranties, cross defaults to certain other indebtedness, bankruptcy and insolvency events, material judgments, and events constituting a change of control. If any principal is not paid when due, interest on such amount will accrue at an increased rate. Upon the occurrence and during the continuance of an event of default, the lenders may accelerate the Company's obligations under the Term Loan Credit Agreement.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full and complete text of the Term Loan Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1
Term Loan Credit Agreement, dated as of March 31, 2023, among HNI Corporation, as borrower, certain domestic subsidiaries of the Company, as guarantors, certain lenders and Wells Fargo Bank, National Association, as administrative agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNI CORPORATION
Date:	April 4, 2023	By	/s/ Marshall H. Bridges
Marshall H. Bridges Senior Vice President and Chief Financial Officer